                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) April 23, 2001
                                                          --------------


                        VOICESTREAM WIRELESS CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    000-29667               91-1983600
         ---------                   ---------               ----------
(State or Other Jurisdiction        (Commission            (IRS Employer
       of Incorporation)            File Number)         Identification No.)



            12920 SE 38th Street, Bellevue, Washington           98006
--------------------------------------------------------------------------------
            (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code   (425) 378-4000
                                                    -----------------


          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
         ------------

        VoiceStream Wireless Announces First Quarter Subscriber Additions
                - 484,700 Net Additions During the 1st Quarter -

    BELLEVUE, WA (April 23, 2001) -- VoiceStream Wireless Corporation, a leading provider of personal communications services, announced today that it added 484,700 subscribers during the quarter ended March 31, 2001. This brings its total customer base to 4.4 million at March 31, 2001.

    "VoiceStream had another strong quarter of customer additions," said John Stanton, Chairman and Chief Executive Officer of VoiceStream Wireless. "The attractiveness of pricing and usage in our offering combined with the feature set we are able to offer continues to be compelling to customers."

    VoiceStream will announce its full first quarter 2001 financial results on May 7. During the quarter VoiceStream added 409,100 post-pay subscribers from internal growth to reach a total of 3,343,500 and added 75,600 pre-paid customers to reach a total of 1,046,600. The quarter end totals also include 26,400 post-pay subscribers added through acquisitions closed during the first quarter.

    VoiceStream also currently anticipates consolidated service revenues for 2001 to increase by 120 to 125% over the full year 2000 consolidated service revenues and for cash flow (operating income less non-cash expenses) losses to be less than $300 million for the full year, with the majority of the losses coming in the first quarter of the year. Based on current economic conditions, VoiceStream also expects comparable subscriber growth in future quarters this year. These expectations also assume a closing of the merger with Powertel to occur during the second quarter of the year and do not reflect any non-recurring costs recognized as a result of the merger with Deutsche Telekom. Based on the current regulatory process, VoiceStream anticipates the merger will be closed on May 31, 2001.

    About VoiceStream Wireless

    Based in Bellevue, WA, VoiceStream Wireless Corp. is one of the major nationwide providers of communication services in the country and operates and uses the worldwide standard, Global System for Mobile (GSM) communications technology platform. VoiceStream is a member of The GSM Alliance, L.L.C., a consortium of U.S. and Canadian digital wireless PCS carriers, which helps provide seamless wireless communications for its customers in more than 6,000 U.S. and Canadian cities and towns, or abroad. GSM companies provide superior voice clarity, unparalleled security and leading-edge wireless voice, data and fax features for customers. In North America, more than seven million customers are using GSM service in 47 U.S. States, the District of Columbia, and six Canadian Provinces, including every top 10 market in North America. VoiceStream has roaming agreements with more than 125 of the major operators worldwide providing service in 55 countries, allowing customers to use their VoiceStream service and features while traveling internationally. For more information, visit the website at www.voicestream.com.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VOICESTREAM WIRELESS CORPORATION
                                        ----------------------------------------
                                                      (Registrant)


Date         April 24, 2001             By        /s/  Alan R. Bender
     -----------------------              --------------------------------------
                                                      (Signature)
                                        Alan R. Bender, Executive Vice President